UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 27, 2012

Vail Resorts, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-09614	51-0291762
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 404-1800

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2012, the Board of Directors of Vail Resorts, Inc. (the “Company”) appointed Mark L. Schoppet as Interim Chief Financial Officer, effective December 31, 2012 upon the previously announced retirement of Jeffrey W. Jones, the Company’s Chief Financial Officer and President — Lodging, Retail and Real Estate.  The Company is currently engaged in a search for a permanent Chief Financial Officer and Mr. Schoppet will serve as Interim Chief Financial Officer until a permanent Chief Financial Officer is appointed.  Mr. Schoppet will also continue in his role as Senior Vice President, Controller and Chief Accounting Officer.

Mr. Schoppet, age 53, was appointed Senior Vice President, Controller and Chief Accounting Officer of the Company in April 2010.  He previously served as Vice President, Controller and Chief Accounting Officer from October 2008 to April 2010 and as Vice President and Controller from November 2005 to October 2008. Before joining the Company as a consultant in 2004, Mr. Schoppet was Managing Partner of the Little Rock, Arkansas office of Arthur Andersen LLP and has more than 20 years of public accounting experience.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.

Date: December 31, 2012	By:	/s/ Fiona E. Arnold
Fiona E. Arnold
Executive Vice President & General Counsel